LOAN DOCUMENT PURCHASE AND ASSIGNMENT AGREEMENT
                 -----------------------------------------------


     THIS LOAN DOCUMENT PURCHASE AND ASSIGNMENT AGREEMENT (the "Agreement") is made as of this 30th day of June, 2000 (the "Effective Date") by and between Silicon Valley Bank ("Assignor") and those certain other parties executing this Agreement as shown on the signature page hereto (collectively the "Assignees").

                                    RECITALS
                                    --------

     A. Assignor is a party to certain loan documents which evidence certain loans by Assignor to SafeGuard Health Enterprises, Inc., a Delaware corporation ("Borrower"), which are listed on Exhibit "A" attached hereto and incorporated herein by this reference and collectively referred to herein as the "Loan Documents." Copies of the Loan Documents are attached hereto as Exhibit "A-1" and incorporated herein by this reference.

     B. Assignees and Assignor desire for Assignees to purchase all of Assignor's right, title, and interest in and to the Loan Documents and all the indebtedness of Borrower to Assignor evidenced thereby for an aggregate purchase price of $5,000,000 FIVE MILLION DOLLARS ($5,000,000).

     C. Assignor desires to transfer to Assignees all of Assignor's right, title, and interest in and to the Loan Documents and all the indebtedness of Borrower to Assignor evidenced thereby on the terms and conditions set forth herein.

                                    AGREEMENT
                                    ---------

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1.     Payment  of  Purchase  Price.  At the Closing (hereinafter defined),
            ----------------------------
the Assignees shall pay to Assignor the aggregate sum of $5,000,000 (FIVE MILLION DOLLARS) by wire transfer, cashier's check, or other readily available funds (the "Purchase Price"). The obligations of the Assignees shall be several and not joint under this Agreement. Each Assignee shall be only obligated to pay the respective portion of the aggregate $5,000,000 Purchase Price reflected under the respective signature of the Assignee on the signature page hereto.

     2.     Conditions  to  Obligations of the Assignor.  The obligations of the
            -------------------------------------------
Assignor hereunder shall be subject to and conditioned upon the receipt of the entire $5,000,000 Purchase Price by the Assignees collectively. The Assignor shall not be obligated to close the transaction contemplated by this Agreement unless the total aggregate Purchase Price is paid by the Assignees The obligations of the Assignor hereunder shall not be subject to or conditioned upon any other conditions precedent.

     3.     Conditions  to Obligations of the Assignees.  The obligations of the
            -------------------------------------------
Assignees hereunder shall be subject to and conditioned upon the receipt of all required regulatory approvals necessary to consummate the change of control of the Borrower resulting from the transactions contemplated by the Term Sheet Agreement (referenced as Item 1 on Exhibit A hereto) and contemplated by this Agreement which results in a change of the acquiring parties as such term is defined under the governmental regulations applicable to the change of control of Borrower. Other than receipt of such required regulatory approvals and the accuracy of the representations and warranties of the Assignor on the date of Closing, the obligations of the Assignees hereunder shall not be subject to or conditioned upon any other conditions precedent.

     4.     Closing.  The  closing  (the  "Closing")  under this Agreement shall
            -------
occur simultaneously with the closing of the sale of the Preferred Stock pursuant to the Term Sheet Agreement.

     5.     Assignment  of  Loan  Documents.  In consideration of the receipt of
            -------------------------------
the Purchase Price, Assignor shall grant, assign, convey, transfer, and set over to Assignees (i) all of the Loan Documents, including, without limitation, the promissory notes included therein, (ii) all sums payable thereunder, and (iii) all of Assignor's rights, title and interest in the collateral securing the Loan as described in the Loan Documents and all rights to enforce any guaranties contained therein, together with all its rights, remedies and powers, benefits, fees and revenues pertaining thereto, with good right to collect, enforce, release and discharge the same, as well as any and all liens, security interests, assignments and financing statements existing and securing the obligation, in and under the Loan Documents thereunder, to have and hold each of the Loan Documents, together with all right, title, interest, liens, privileges, claims, demands and equities existing and to exist in connection thereunder or as security therefor unto Assignees, their respective successors and assigns. Simultaneously with the Closing under this Agreement and receipt of the Purchase Price by Assignor, Assignor shall endorse to Leslie B. Daniels as Agent for Assignees those Loan Documents consisting of negotiable promissory notes and Assignor shall deliver to Assignees the original Loan Documents. In addition, simultaneously with the Closing under this Agreement and receipt of the Purchase Price by Assignor, Assignor shall execute and deliver to Assignees such UCC financing statement change forms as may be reasonably requested by Assignees to reflect the assignment herein. Except as expressly set forth in Section 7 of this Agreement, the sale and assignment pursuant to this Agreement is made without recourse to Assignor and without any representation and warranty by Assignor.

     6.     Acceptance  of  Assignment.  Effective  as of the Closing hereunder,
            --------------------------
Assignees  shall accept the assignment set forth in Section 5 of this Agreement.

     7.     Assignor's  Representations.  As of the Effective Date and as of the
            ---------------------------
date of the Closing, Assignor represents, warrants, and covenants to Assignees that Exhibit A sets forth a true and complete list of all the agreements, documents, and instruments entered into in connection with the transactions contemplated by the Loan Documents; that the copies of the Loan Documents attached as Exhibit A-1 are true, accurate and complete copies of the originals of such documents; that the Loan Documents have not been amended, modified, supplemented or released except as reflected in copies of the Loan Documents attached as Exhibit A-1; that Assignor is the present legal and equitable owner and holder of each of the Loan Documents described herein, the indebtedness evidenced thereby, and all pledges, liens and security interests existing in connection therewith and securing payments thereof; that Assignor has the full right and authority to transfer and convey each of the Loan Documents described herein, the indebtedness evidenced thereby and all security therefor, and to execute this Agreement; that the Assignor has not assigned, mortgaged, hypothecated, granted a security interest in, or otherwise encumbered, any of the Loan Documents, the indebtedness evidenced thereby or any of said liens or security to any other parties; that, as of the Effective Date $7,044,824.68 is the outstanding principal amount of the Loan Documents; that, as of June 15, 2000, interest due under the Loan Documents has been paid through December 31, 1999; that, to the best of Assignor's knowledge, no defense, counterclaim or right of setoff exists with respect to the indebtedness evidenced by the Loan Documents and that the Borrower has not asserted to Assignor that any exist; that Assignor has not subordinated the indebtedness represented by the Loan Documents to any other indebtedness of Borrower; that, to the Assignor's knowledge, the liens evidenced by the Loan Documents are valid against the collateral described therein; and that Assignor has not released any of its rights of security for payment of any indebtedness evidenced by the Loan
Documents. Assignor expressly waives and releases any and all rights that Assignor may now have or hereafter have to establish or enforce any lien or security interest existing under any of the Loan Documents as security for the payment of any other or future indebtedness of Borrower to Assignor.

          Assignor further represents, warrants and covenants that, in the event it receives any payments from Borrower on the indebtedness evidenced by the Loan Documents from and after the Effective Date, Assignor shall remit all such payments to Leslie B. Daniels as Agent for Assignees on the date of Closing and, in the event it receives any such payments after the date of the Closing, Assignor shall promptly remit all such payments to Leslie B. Daniels as Agent for the Assignees.

     8.     Assignees'  Representations.  Assignees  jointly  and  severally
            ---------------------------
represent,  warrant  and  covenant  to  Assignor  the  following:

     (a) Except with respect to a breach of the representations and warranties specifically made by Assignor in Section 7 of this Agreement or an action for specific performance if Assignor improperly fails or refuses to consummate the Closing under this Agreement, that, to the extent Assignees have or may have any claims, rights or recourse against Assignor relating to the indebtedness of the Borrower, or this Agreement, Assignees fully release Assignor from and against any and all such liability, intend this Agreement to be a full and final accord and satisfaction of any such claims, rights, or recourse, known or unknown, and acknowledge that they are familiar with Section 1542 of the California Civil Code, and hereby waive and relinquish any right or benefit they have or may have under Section 1542 of the California Civil Code, which provides:

     A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

     (b) That Assignees have conducted their own investigation and analysis of the Borrower and the Loan Documents and are not relying on any representations or warranties of Assignor, except for those representations and warranties specifically made by Assignor in Section 7 of this Agreement.

     (c) If Assignor must disgorge the payment of the Purchase Price, or any portion thereof, Assignor receives from Assignees, Assignees shall immediately reconvey, assign and transfer to Assignor all right, title and interest in the Loan Documents, or the respective portion thereof, and take all further necessary actions to ensure and protect the rights of Assignor. If Assignor must disgorge any amounts received from Borrower prior to the Closing, Assignees shall assign to Assignor such rights in the Loan Documents as Assignor reasonably requests to enforce the Loan Documents with respect to such disgorged amount.

     9.     Further  Assurances.  Assignor and Assignees shall at their own cost
            -------------------
and expense execute, acknowledge, file, and record such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to carry out the intent and purposes of this Agreement.

     10.     Attorneys' Fees.  Should any party hereto reasonably retain counsel
             ---------------
for the purposes of enforcing or preventing the breach of any provision hereof, including, but not limited to, the instituting of any action or proceeding to enforce any provision hereof, for damages for reason of any alleged breach of any provision hereof, for declaration of such party's rights or obligations hereunder, or for any other judicial or equitable remedy, then, if said matter is settled by judicial determination (which term includes arbitration), the prevailing party, whether at trial or on appeal, shall be entitled to reimbursement by the losing party to the prevailing party for all costs and expenses incurred thereby, including, but not limited to reasonable attorneys', accountants' and appraisers' fees.

     11.     Binding  on  Heirs and Successors.  This Agreement shall be binding
             ---------------------------------
on and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of the parties hereto.

     12.     Entire  Agreement,  Modification,  Waiver.  This Agreement contains
             -----------------------------------------
the entire agreement of the parties and supersedes any prior agreements or understandings, whether written or oral, relating to the subject matter hereof. Any oral representations, supplements or modifications concerning this Agreement shall be of no force or effect unless contained in a subsequent written modification signed by the party to be charged. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No delay or failure to assert rights hereunder shall be deemed, or shall constitute, a waiver of such rights. No waiver shall be binding unless executed in writing by the party making the waiver.

     13.     Governing  Law  and Venue.  This Agreement shall be governed by the
             -------------------------
laws of the State of California without regard to its principles of conflicts of law. The parties hereto each submit to the exclusive jurisdiction of the state and federal courts in Santa Clara County, California for the purposes of any legal actions between Assignor and Assignees arising out of this Agreement.

     14.     Captions.  The  captions  and  section headings used herein are for
             --------
convenience and for ease of reference only and constitute no part of this Agreement or understanding between the parties hereto, and no reference shall be made thereto for the purpose of construing or interpreting any of the provisions hereof.

     15.     Survival  of  Warranties.  The  warranties and representations, and
             ------------------------
covenants of the parties hereunder shall survive the transactions contemplated herein.

     16.     Counterparts.  This Agreement may be executed simultaneously in one
             ------------
or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     17.     Parties in Interest.  Nothing in this Agreement, whether express or
             -------------------
implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

     18.     Singular, Plural, etc.  Whenever the singular number is used herein
             ----------------------
and when required by the context, the same shall include the plural, and the masculine gender shall include the feminine and neuter genders, and the word "person" shall include corporation, firm, partnership, joint venture, trust, estate, or other association.

     19.     Invalidity.  In the event that any condition, covenant, promise, or
             ----------
other provision herein contained is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable from the remainder of this Agreement and shall in no way affect any other covenant, promise, condition, or other provision herein contained. If such condition, covenant, promise, or other provision shall be deemed invalid due to its scope or breadth, such provision shall be deemed valid to the extent of the scope or breadth permitted by law.

     20.     Exhibits.  All  Exhibits  referred  to  herein  are hereby attached
             --------
hereto and incorporated herein by this reference with the same force and effect as if fully set forth herein.

     21.     Agency.  Nothing  contained  in  this  Agreement shall be deemed or
             ------
construed by the parties hereto or by any third person to create the relationship of principal and agent or of partnership or of joint venture or of any other association. Each of the parties hereto expressly disclaims any intention to create a partnership, joint venture, or principal-agent relationship.

     22.     Execution.  This Agreement shall be executed in duplicate original.
             ---------
Transmittal of fully-executed signature pages to the other party by facsimile shall be deemed to constitute execution, provided original signature pages are simultaneously transmitted to that party by overnight mail.

     23.     Waiver of Jury Trial.  THE PARTIES HERETO EACH WAIVE THEIR RIGHT TO
             --------------------
A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CLAIMS BASED ON CONTRACT, TORT, BREACH OF DUTY AND ANY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

IN WITNESS WHEREOF, the parties have executed this Agreement as set forth below.

                                     ASSIGNOR:

                                     SILICON  VALLEY  BANK


                                     By   /s/  Nido  L.  Paras
                                       -----------------------------------------
                                     Name:  Nido  L.  Paras
                                     Title:  Senior  Vice  President

                                     ASSIGNEES:

                                     CAI  PARTNERS  AND  COMPANY  II,  L.P.

                                     By:  CAI PARTNERS G.P. AND COMPANY,
                                          L.P., GENERAL  PARTNER


                                     By:   /s/  Leslie  B.  Daniels
                                        ----------------------------------------
                                        Leslie  B.  Daniels

                                     CAI CAPITAL PARTNERS AND COMPANY
                                     II,  L.P.

                                     By:  CAI  CAPITAL  PARTNERS G.P. AND
                                          COMPANY, L.P., GENERAL PARTNER


                                     By:   /s/  Leslie  B.  Daniels
                                        ----------------------------------------
                                        Leslie  B.  Daniels

                                     CAI CAPITAL PARTNERS AND COMPANY
                                     II-C,  L.P.


                                     By:   /s/  Manfred  W.  Yu
                                        ----------------------------------------
                                     Its:  Assistant  Secretary
                                         ---------------------------------------

                                     THE  BAILEYS  FAMILY  TRUST


                                     By:   /s/  Steven  J.  Baileys
                                        ----------------------------------------
                                        Steven J. Baileys, D.D.S., Trustee


                                       /s/  Jack  R.  Anderson
                                     -------------------------------------------
                                     Jack  R.  Anderson

                                     The Burton Partnership, Limited Partnership

                                     By:  /s/  Donald  W.  Burton
                                        ----------------------------------------
                                        Donald  W.  Burton, General Partner

                                       /s/  James  E.  Buncher
                                     -------------------------------------------
                                     James  E.  Buncher

                                       /s/  Ronald  I.  Brendzel
                                     ------------------------------------------
                                     Ronald  I.  Brendzel

                                       /s/  Dennis  L.  Gates
                                     ------------------------------------------
                                     Dennis  L.  Gates

The Borrower hereby consents to the transactions contemplated herein, acknowledges that, effective as of the date of the Closing, the Loan Documents, including, without limitation, all sums payable thereunder shall have been acquired by Assignees and acknowledges that future payments thereafter should be sent to Leslie B. Daniels, 767 Fifth Avenue, 5th Floor, New York, New York 10153, as Agent for Assignees.

                                     BORROWER:
                                     SAFEGUARD HEALTH ENTERPRISES, INC.,
                                     a Delaware  corporation

                                     By:     /s/  James  E.  Buncher
                                        ----------------------------------------
                                     Name:   James  E.  Buncher
                                     Title:  President

                                    EXHIBIT A
                             LIST OF LOAN DOCUMENTS


1. Term Sheet Agreement dated March 1, 2000, among SafeGuard Health Enterprises, Inc., CAI Partners and Company II, L.P., CAI Capital Partners and Company II, L.P., Jack R. Anderson, Steven J. Baileys, Silicon Valley Bank and the holders of 7.91% Senior Notes of SafeGuard Health Enterprises due September 30, 2005.

2. $500,000 Straight Note, dated May 24, 1999, payable to SafeGuard Health Enterprises, Inc. by Anaheim Place Partners, L.P. with Allonge, dated June 21, 1999, payable to the order of Silicon Valley Bank, as Collateral Agent

3. Amended and Restated Loan and Security Agreement, dated May 27, 1999, between Silicon Valley Bank, Lender, and SafeGuard Health Enterprises, Inc., Borrower

4. Deed of Trust, Absolute Assignment of Leases and Rents, Security Agreement, Fixture Filing and Subordination Agreement, dated May 28, 1999, among SafeGuard Health Enterprises, Inc., Trustor, Chicago Title Company, Trustee and Silicon Valley Bank, Collateral Agent

5. Negative Pledge Agreement, dated May 28, 1999, between SafeGuard Health Enterprises, Inc., Borrower, and Silicon Valley Bank, Lender

6. Pledge Agreement, dated May 28, 1999, by SafeGuard Health Enterprises, Inc., Pledgor, and Silicon Valley Bank, Pledgee

7. Collateral Agency and Intercreditor Agreement, dated May 28, 1999, among SafeGuard Health Enterprises, Inc., Silicon Valley Bank, as Collateral Agent, and the Senior Noteholders

8. Collateral Assignment of Deed of Trust, dated June 22, 1999, from SafeGuard Health Enterprises, Inc., Assignor, to Silicon Valley Bank as Collateral Agent, Assignee

9. $200,000 Credit Note and Security Interest, dated September 12, 1997, payable to SafeGuard Health Enterprises, Inc., by Associated Dental Services, Inc.

10. $300,000 Credit Note and Security Interest, dated October 13, 1997, payable to SafeGuard Health Enterprises, Inc. by Associated Dental Services, Inc.

11.  $150,000  Credit Note and  Security  Interest,  dated  November  14,  1997,
     payable  to  SafeGuard  Health  Enterprises,   Inc.  by  Associated  Dental
     Services, Inc.

12.  $200,000  Credit Note and  Security  Interest,  dated  December  10,  1997,
     payable  to  SafeGuard  Health  Enterprises,   Inc.  by  Associated  Dental
     Services, Inc.

13. $150,000 Credit Note and Security Interest, dated January 13, 1998, payable to SafeGuard Health Enterprises, Inc. by Associated Dental Services, Inc.

14. $50,000 Credit Note and Security Interest, dated March 16, 1998, payable to SafeGuard Health Enterprises, Inc. by Associated Dental Services, Inc.

15. $200,000 Credit Note and Security Interest, dated April 29, 1998, payable to SafeGuard Health Enterprises, Inc. by Associated Dental Services, Inc.

16. $150,000 Credit Note and Security Interest, dated June 16, 1998, payable to SafeGuard Health Enterprises, Inc. by Associated Dental Services, Inc.

17. $50,000 Credit Note and Security Interest, dated July 23, 1998, payable to SafeGuard Health Enterprises, Inc. by Associated Dental Services, Inc.

18. $150,000 Credit Note and Security Interest, dated August 12, 1998, payable to SafeGuard Health Enterprises, Inc. by Associated Dental Services, Inc.

19. Opinion Letter, dated May 28, 1999, to Silicon Valley Bank from Ronald I. Brendzel, Senior Vice President and General Counsel of SafeGuard Health Enterprises, Inc., regarding First Waiver, Pledge, Intercreditor Agreement and Warrant

20. UCC-1, Financing Statement #9915960576 filed June 4, 1999, with California Secretary of State between SafeGuard Health Enterprises, Inc., Debtor, and Silicon Valley Bank, as Collateral Agent, Secured Party

21. UCC-1, Financing Statement #9805560634 filed February 18, 1998, with California Secretary of State between SafeGuard Health Enterprises, Inc., Debtor, and Silicon Valley Bank, Secured Party

22. UCC-1, Financing Statement #033613 filed February 18, 1998, with Texas Secretary of State between SafeGuard Health Enterprises, Inc., Debtor, and Silicon Valley Bank, Secured Party

23. UCC-1, Financing Statement #2152 filed February 24, 1998, with St. Louis County, Missouri Recorder of Deeds, between SafeGuard Health Enterprises, Inc., Debtor, and Silicon Valley Bank, Secured Party

24. UCC-1, Financing Statement #2880806 filed February 18, 1998, with Missouri Secretary of State, between SafeGuard Health Enterprises, Inc., Debtor, and Silicon Valley Bank, Secured Party.

25. UCC-1, Financing Statement #01004984 filed February 18, 1998, with Arizona Secretary of State between SafeGuard Health Enterprises, Inc., Debtor, and Silicon Valley Bank, Secured Party

26. UCC-1, Financing Statement #980000036413 filed February 18, 1998, with Florida Secretary of State between SafeGuard Health Enterprises, Inc., Debtor, and Silicon Valley Bank, Secured Party

27. UCC-1, Financing Statement #19982011158 filed February 18, 1998, with Colorado Secretary of State between SafeGuard Health Enterprises, Inc., Debtor, and Silicon Valley Bank, Secured Party